CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 38 to the Registration Statement of Franklin Strategic Series on Form N-1A (File No. 33-39088) of our report dated June 4, 1999 on our audit of the financial statements and financial highlights of Franklin Strategic Series, which report is included in the Annual Report to Shareholders for the year ended April 30, 1999, which is incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."



                              /s/PricewaterhouseCoopers LLP
                                 PricewaterhouseCoopers LLP




San Francisco, California
January 26, 2000